EXHIBIT 99.1

PREMIERWEST BANCORP

TO PRESENT AT

WEST COAST FINANCIAL SERVICES CONFERENCE

MEDFORD, OR – February 27, 2007 – PremierWest Bancorp (NASDAQ: PRWT) announced today that John L. Anhorn, Chief Executive Officer, will participate in the “Oregon Community Banks” panel discussion at the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference in San Francisco, CA. The panel discussion will be held on Tuesday, March 6, 2007, and begin at 7:45 a.m. PT (10:45 a.m. ET).

This presentation may be accessed live via the internet through PremierWest Bancorp’s website at www.PremierWestBank.com using the following instructions:

1. Go to “Investors” at the top of the page
2.   Select “Main Page” from the drop down
3.   Click on “Webcast” for the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference
4. Select Session II

This presentation will be archived and available on PremierWest Bancorp’s website through April 5, 2007.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon, and operates primarily through its subsidiary PremierWest Bank. PremierWest offers expanded banking related services through two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc.